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                       ASSIGNMENT OF TECHNOLOGY AGREEMENT

                  THIS ASSIGNMENT OF TECHNOLOGY AGREEMENT (this "Agreement"), dated as of December , 1995, is made by and between COMMODORE MEMBRANE TECHNOLOGIES, INC. (the "Company"), a Delaware corporation having an office at 1487 Delashmut Avenue, Columbus, Ohio 43212, and SRI KILAMBI, an individual residing at 3700 Sutherland Avenue, Apartment O-11, Knoxville, Tennessee 37919 (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, simultaneously herewith the Company and the Employee have entered into a certain Employment Agreement dated of even date herewith relating to the employment by the Company of the Employee as Program Director in charge of membrane separation technology (the "Employment Agreement"); and

                  WHEREAS, in connection with the execution of the Employment Agreement, the Employee has agreed to assign to the Company all of the Employee's rights in certain technology which is proprietary to the Employee and which is more particularly hereinafter described and in connection therewith and in consideration therefor, the Company has agreed to cause there to be awarded to the Employee shares of common stock in the Company's parent corporation, Commodore Environmental Services, Inc. ("CESI"), and the Company has agreed to pay certain royalties to the Employee.




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                  NOW, THEREFORE, in consideration of the premises and the
mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee hereby agrees as follows:

                  1. Certain Definitions . As used in this Agreement, the following terms shall have the respective meanings set forth below:

                           (a)      The term "Confidential Know-How" shall mean
information relating to the conception, design, development and exploitation of certain processes, equipment and technologies known as Universal Membrane Separation Technology and any other product or development resulting from the Patent Rights, whether now existing or hereafter created.

                           (b)      The term "Patent Rights" shall mean (a) the
unexpired term of all patent rights, including patent applications, continuations, continuations in part, divisions, reissue applications and revision applications, in the United States of America or in any other country in the world owned by the Employee as of the date hereof and at any time during the term of this Agreement, including, without limitation, all registered patents and pending applications set forth on Exhibit A (as same may be supplemented from time to time during the term of this Agreement), and (b) the unexpired term of all patent rights, including patent applications, continuations, continuations in part, divisions, reissue applications and revision applications, in the United

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States of America or in any other country in the world hereafter acquired by the
Employee.

                           (c)    The term "Membrane Technology" shall mean all
technologies, letters patent, patent applications, trade secrets, formula, inventions, drawings, schematics, plans, technology descriptions, mathematical models, supporting data, and other intellectual property, including without limitation, the Patent Rights, Confidential Know-How or other property rights created or obtained by the Employee, whether now existing or hereafter created relating to the conception, design, development and exploitation of certain processes, equipment and technologies known as Universal Membrane Separation Technology and any other product or development resulting from the Patent Rights, whether now existing or hereafter created.

                  2.       Assignment of Technology.

                           (a)  The Employee hereby assigns, transfers, conveys
and delivers to the Company all right, title and interest of the Employee in the Membrane Technology, the Confidential Know-How and the Patent Rights, excluding, however, applications involving the separation of technicium. The Company shall have the absolute right to use the Membrane Technology, the Patent Rights and the Confidential Know-How for any purpose, including, the further transfer thereof to third parties. The effective date of the within assignment shall be the date on which the Employee begins employment under the Employment Agreement. At the option of the Company, it shall have the right to accelerate such effective date

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to the date of payment by the Company to the Employee of a fee of
$10,000.

                           (b) The Employee covenants and agrees not to enter
into any other agreement for the Membrane Technology, the Patent Rights or the Confidential Know-How with any person or entity other than the Company.

                           (c) The Employee covenants and agrees that he will,
commencing immediately upon his execution and delivery of this Agreement, cooperate with the Company in the preparation and filing of all relevant patent applications relating to the Membrane Technology. The Company covenants and agrees that the Employee's name will appear on any patents authored or co-authored by the Employee.

                  3. Grant of Stock Options. In consideration for the transfer hereunder by the Employee of the Membrane Technology, the Patent Rights and the Confidential Know-How, the Company hereby agrees to cause CESI to award to the Employee 200,000 shares of its common stock (the "CESI Stock").

                  4. Conditions to the Release of Stock. Intentionally deleted.

                  5. Tax Liability. In addition to release of the CESI Stock to the Employee, the Company shall pay to the Employee in cash an amount equal to the Employee's liability for federal and state income taxes incurred in connection with the award of the CESI Stock, when and if such tax liabilities are actually incurred. Payment of such taxes shall be made by reimbursement to the

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Employee upon presentation of signed income tax returns prepared by a certified public accountant indicating that such tax liability is due and payable by the Employee.

                  6. Royalties. (a) For the period commencing on the date hereof through the seventh anniversary of the date hereof (the "Term"), the Company shall pay to the Employee annually during the Term a royalty equal to two percent (2~) of revenues actually received and attributable to the commercial application of the Membrane Technology (the "Revenue"), such amount to be payable within 30 days of the end of each calendar quarter during the Term.

                           (b) Within sixty (60) days after the end of each 12
month period during the Term, the Company shall furnish to the Employee a complete, detailed and accurate statement, certified as accurate by the chief financial officer of the Company, setting forth the Revenue and the basis on which the Revenue is calculated. The provisions of this Paragraph 6 shall survive the termination of this Agreement and shall continue for the entire Term whether or not the Employee is then still employed by the Company.

                  7. Representations and Warranties. The Employee represents and warrants to the Company as follows, the continuing veracity of each of which representation and warranty shall be deemed a condition precedent to the obligations of the Company hereunder:

                           (a) The Employee has the full and unrestricted right,
power and authority to enter into and perform the terms, covenants and conditions of this Agreement and to be bound thereby.

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This Agreement constitutes a legal, valid and binding obligation of the Employee enforceable against the Employee in accordance with its terms.

                           (b) No consent, approval or authorization of or
filing or registration with, any governmental entity or other party is required in connection with the execution, delivery and performance of this Agreement by the Employee.

                           (c) No representations or warranties of the Employee
contained in this Agreement,and no other information provided by the Employee to the Company contains an untrue statement of material fact, or omits to state a material fact, necessary to make the statements herein or therein not misleading.

                           (d) Except for applications involving the separation
of technicium which is not being assigned, the Employee is the sole and exclusive owner of the Membrane Technology, all Confidential Know-How and all Patent Rights relating thereto and no other individual or entity has any right to or interest to or in the Membrane Technology, the Confidential Know-How, the Patent Rights and any work derivative therefrom, or any profits therefrom and the Employee has not heretofore assigned, pledged or otherwise encumbered the Membrane Technology, the Confidential Know-How or the Patent Rights.

                           (e) The Membrane Technology, Confidential Know-How
and Patent Rights were created entirely by the Employee and neither the Membrane Technology, the Confidential Know-How nor the Patent Rights infringe upon any patent, trademark, copyright or other

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intellectual property or any common law right, proprietary right or other right of any other person or entity. To the best of the Employee's knowledge, no other party has ownership or rights of any kind in and to the Membrane Technology. In furtherance of the foregoing, the Employee covenants and agrees that if and when he learns of any infringing technical claim relating to the Membrane Technology, he will promptly notify the Company of same.

                           (f) None of the Employee, the Membrane Technology,
Confidential Know-How or the Patent Rights is subject to any contract or any other agreement (written or oral) which restricts or limits the ability of the Employee to assign and transfer the Membrane Technology, Confidential Know-How or Patent Rights pursuant to this Agreement.

                           (g) Exhibit A annexed hereto is a true and complete
list of all Patent Rights registered and patent applications pending with the United States Patent and Trademark Office and the patent registration office of any other country owned by the Employee with respect to the Membrane Technology. Exhibit A will be supplemented from time to time to reflect any and all Patent Rights created or arising during the term of this Agreement.

                  8. Binding Effect. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Employee, the Company and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

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                  9. Notices. Except as herein provided, any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when mailed by certified mail, return receipt requested, addressed to a party at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice. Copies of all notices hereunder shall simultaneously be sent by first class post-paid mail to Solomon, Fornari, Weiss & Moskowitz, P.C., 650 Fifth Avenue, New York, New York 10019,
Attn: Stephen A. Weiss, Esq.

                  10. Waivers. Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith.

                  11. Captions. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                  12. Governing Law. This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed by and construed under the laws of the State of New York.

                  13. Arbitration. Any dispute involving the interpretation or application of this Agreement shall be resolved by final and binding arbitration before an arbitrator designated by and mutually acceptable to the Company and the Employee. In the

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event that the parties cannot agree to the appointment of a mutually acceptable arbitrator, the subject dispute shall be resolved by final and binding arbitration before one or more arbitrators designated by the American Arbitration Association in New York, New York, unless mutually agreed to otherwise. The award of any of such arbitrator(s) may be enforced in any court of competent jurisdiction.

                  14. Assignment. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                              COMMODORE MEMBRANE TECHNOLOGIES, INC.

                              By:   /s/ Carl O. Magnell
                                   ------------------------------------
                                    Carl 0. Magnell, President

                                    /s/ Sri Kilambi
                                   ------------------------------------
                                    Sri Kilambi






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                                    Exhibit A

                     None as of the date of this Agreement.
















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